EXHIBIT 99.1
PRESS RELEASE

For Immediate Release

Date:	July 28, 2005
Contact:	Anupam Narayan
Title:	Executive Vice President, Chief Financial Officer
Phone:	509-459-6100
Internet:	InvestorRelations@WestCoastHotels.com
www.wchc.com
www.redlion.com
www.ticketswest.com
www.g-b.com

Red Lion Hotels Deliver Strong RevPAR Growth, Driving 115% Increase in Net Income;
WestCoast Hospitality Corporation Announces Second Quarter Financial Results
July 28, 2005
SPOKANE, Wash. — WestCoast Hospitality Corporation (NYSE: WEH) today announced results for the quarter ended June 30, 2005.
Hotel Statistics
In the second quarter of 2005, RevPAR (revenue per available room) for comparable system-wide hotels (hotels owned, leased, managed and franchised for at least one year) increased 8.5% over the 2004 second quarter level to $47.64. This increase was generated by a 2.9 point increase in average occupancy, to 64.7%, and a 3.7% increase in ADR (average daily rate), to $73.68. For hotels carrying the Red Lion brand, RevPAR increased 9.0% in the quarter, to $47.46, driven by a 3.2 point increase in average occupancy, to 65.5%, and a 3.8% increase in ADR, to $72.51.
Consolidated Company Performance
Total revenue from continuing operations in the second quarter was $44.2 million, up 6.5% from the comparable period in 2004. Revenues in the hotels division were higher as a result of increased RevPAR. Revenues for the entertainment division increased 42.6% to $2.6 million. Revenues for the real estate division were down 6.6% to $1.2 million.
For the second quarter of 2005, the net income was $1.7 million or $0.13 per share compared to net income of $0.8 million or $0.06 per share in the second quarter of 2004, an increase of 115%. This net income increase was primarily driven by positive flow-through from hotel operations. EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations was up 10.8% in the quarter to $7.5 million. For the year to date, net loss applicable to common shareholders was $1.3 million ($0.11 per share), compared to a net loss of $1.9 million ($0.15 per share) for the same period in 2004.
Arthur M. Coffey, President and Chief Executive Officer, said, “The Red Lion brand is building momentum that is being reflected in our financial results. With our ongoing investments in our Red Lion hotels, the improved lodging market and our implementation of major brand initiatives, including our redesigned redlion.com website, we are optimistic that the company will continue to drive improved financial results. We intend to take advantage of this momentum to increase our development and franchising of Red Lion hotels.”
Recent Events
On May 19, 2005, the shareholders of the company elected Ryland P. “Skip” Davis as a new director to replace Stephen Blank. Mr. Davis has been Chief Executive Officer of Providence Health Care since 1998 and Chief Executive Officer of Sacred Heart Medical Center in Spokane since 1996. He brings a wealth of strategic management experience to the company’s board of directors.
On July 22, 2005, the company sold a 50% interest in its Kalispell Center retail and hotel complex located in Kalispell, Montana to GVD Commercial Properties, Inc., which has substantial experience in shopping center and retail development. G & B Real Estate Services, a division of WestCoast Hospitality Corporation, will continue to manage the retail component of Kalispell Center. WestCoast will lease back the hotel at Kalispell Center, which will be re-named the Red Lion Kalispell Hotel after undergoing a complete renovation and expansion.
In the last week, the company completed the sale of the Red Lion Inn in Aberdeen, Washington and the Red Lion ParkCenter Suites in Boise, Idaho. The aggregate sales price for these two transactions was approximately $15.8 million. The company currently has five additional hotel properties and one office building subject to purchase agreements. It anticipates closing sales on as many as five of these properties in the third quarter. Proceeds of these sales will be used to reinvest in the company’s Red Lion hotels.
Hotels Division Performance
For the second quarter of 2005, the company reported hotel revenue from continuing operations of $39.4 million, up $2.1 million from the previous comparable quarter. Direct expenses increased $1.1 million to $30.4 million. RevPAR from continuing operations at owned and leased hotels was up 9.7% from the second quarter of 2004, generated by a 3.4 point increase in occupancy and a 4.1% increase in ADR. John Taffin, Executive Vice President, Hotel Operations, said, “Red Lion hotels continue to deliver increases in occupancy and ADR that are providing strong profit growth for our hotels. As we invest an additional $40 million in renovating our Red Lion hotels, we look forward to the positive impacts we expect these upgrades will bring. Guest reaction to renovations in the hotels has been very positive.” The company has also completed installation of the new MICROS Systems, Inc. Opera property management system in 15 of its Red Lion hotels. This system shares a single database with the company’s central reservations system, allowing for better management of rates and availability. “These property management systems and our redesigned redlion.com website further enhance our ability to manage reservations generated through electronic channels,” said Mr. Taffin. He added, “The new tools position us very well to take advantage of the explosion of internet travel bookings.”
About WestCoast Hospitality Corporation
WestCoast Hospitality Corporation is a hospitality and leisure company primarily engaged in the ownership, management, development and franchising of upper mid-scale, full service hotels under its Red Lion® and WestCoast® brands. In addition, through its entertainment division, which includes its TicketsWest.com, Inc. subsidiary, it engages in event ticket distribution and promotes and presents a variety of entertainment productions. G&B Real Estate Services, its real estate division, engages in traditional real estate-related services, including developing, managing and brokering sales and leases of commercial and multi-unit residential properties.
This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property and managing and leasing properties owned by third parties; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the company’s annual report on Form 10-K for the 2004 fiscal year and in other documents filed by the company with the Securities and Exchange Commission.
###

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands, except footnotes)

	Three months ended June 30,
	2005	2004	$ Change	% Change

Revenue:
Hotels	$39,423	$37,364	$2,059	5.5%
Franchise and management	607	712	(105)	-14.7%
Entertainment	2,613	1,833	780	42.6%
Real estate	1,229	1,316	(87)	-6.6%
Other	348	313	35	11.2%

Total revenues	44,220	41,538	2,682	6.5%

Operating expenses:
Hotels	30,437	29,323	1,114	3.8%
Franchise and management	165	257	(92)	-35.8%
Entertainment	2,321	1,847	474	25.7%
Real estate	890	777	113	14.5%
Other	246	206	40	19.4%
Depreciation and amortization	2,881	2,600	281	10.8%
Hotel facility and land lease	1,745	1,798	(53)	-2.9%
Gain on asset dispositions, net	(119)	(208)	89	42.8%
Undistributed corporate expenses	1,051	848	203	23.9%

Total expenses	39,617	37,448	2,169	5.8%

Operating income	4,603	4,090	513	12.5%

Other income (expense):
Interest expense	(3,598)	(3,657)	59	1.6%
Minority interest in partnerships, net	(34)	(8)	(26)	-325.0%
Other income (expense), net	90	124	(34)	-27.4%

Income from continuing operations before income taxes	1,061	549	512	93.3%
Income tax expense	279	135	144	106.7%

Net income from continuing operations	782	414	368	88.9%
Discontinued operations:
Income from operations of discontinued business units, net of income tax expense of $577 and $211	951	391	560	143.2%

Net income and income applicable to common shareholders	$1,733	$805	$928	115.3%

EBITDA (1)	$9,479	$8,449	$1,030	12.2%
EBITDA as a percentage of revenues (2)	18.4%	17.3%

EBITDA from continuing operations (1)	$7,540	$6,806	$734	10.8%
EBITDA from continuing operations (2) as a percentage of revenues	17.1%	16.4%

(1)	The definition of “EBITDA” and how that measure relates to net income is discussed further in this release under Non-GAAP Financial Measures. EBITDA represents net income (or loss) before interest expense, income tax benefit or expense, depreciation, and amortization. EBITDA is not intended to represent net income as defined by generally accepted accounting principles in the United States and such information should not be considered as an alternative to net income, cash flows from operations or any other measure of performance prescribed by generally accepted accounting principles in the United States. We utilize EBITDA because management believes that investors find it to be a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. EBITDA from continuing operations is calculated in the same manner, but excludes the operating activities of business units identified as discontinued.

(2)	The calculation of EBITDA as a percentage of revenues is based upon total operating revenues, from both continuing and discontinued operations, of $51,601,000 and $48,936,000 for the three months ended June 30, 2005 and 2004, respectively. EBITDA from continuing operations as a percentage of revenues is based upon the operating results of continuing business units as presented in the statements.

WestCoast Hospitality Corporation
Earnings Per Share and Hotel Statistics
(unaudited)
(shares in thousands)

	Three months ended June 30,
	2005	2004

Earnings per common share:
Basic
Income applicable to common shareholders before discontinued operations (1)	$0.06	$0.03
Income from discontinued operations	0.07	0.03

Income applicable to common shareholders	$0.13	$0.06

Diluted
Income applicable to common shareholders before discontinued operations (1)	$0.06	$0.03
Income on discontinued operations	0.07	0.03

Income applicable to common shareholders	$0.13	$0.06

Weighted average shares — basic	13,092	13,046
Weighted average shares — diluted (2)	13,416	13,335

Key Comparable Hotel Statistics:	Three months ended June 30,
	2005	2004	$ Change	% Change

Combined (owned, leased, managed and franchised) (3)

Average occupancy(4)	64.7%	61.8%
ADR(5)	$73.68	$71.06	$2.62	3.7%
RevPAR(6)	$47.64	$43.90	$3.74	8.5%

(1)	The net income used to calculate the net earnings per share applicable to common shareholders before discontinued operations includes all dividends on the retired cumulative preferred shares if applicable for the period presented.

(2)	For the three months ended June 30, 2005, 38,644 outstanding options to purchase common shares were considered dilutive, of the 1,024,019 options outstanding as of that date. For the three months ended June 30, 2004, 3,596 outstanding options to purchase common shares were considered dilutive, of the 675,445 options outstanding as of that date. In addition, the 286,161 convertible operating partnership (“OP”) units were considered dilutive and are therefore included in the calculation of diluted weighted average shares for both those same periods.

(3)	Includes all hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation. No adjustment has been made for hotels classified as discontinued operations.

(4)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(5)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(6)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

WestCoast Hospitality Corporation
Consolidated Statements of Operations
(unaudited)
($ in thousands, except footnotes)

	Six months ended June 30,
	2005	2004	$ Change	% Change

Revenue:
Hotels	$69,765	$67,431	$2,334	3.5%
Franchise and management	1,418	1,321	97	7.3%
Entertainment	5,418	5,418	—	0.0%
Real estate	2,458	2,937	(479)	-16.3%
Other	633	575	58	10.1%

Total revenues	79,692	77,682	2,010	2.6%

Operating expenses:
Hotels	58,086	56,502	1,584	2.8%
Franchise and management	262	463	(201)	-43.4%
Entertainment	4,789	4,649	140	3.0%
Real estate	1,728	1,705	23	1.3%
Other	462	412	50	12.1%
Depreciation and amortization	5,720	5,076	644	12.7%
Hotel facility and land lease	3,485	3,778	(293)	-7.8%
Gain on asset dispositions, net	(307)	(396)	89	22.5%
Undistributed corporate expenses	2,003	1,633	370	22.7%

Total expenses	76,228	73,822	2,406	3.3%

Operating income	3,464	3,860	(396)	-10.3%

Other income (expense):
Interest expense	(7,199)	(6,503)	(696)	-10.7%
Minority interest in partnerships, net	15	43	(28)	-65.1%
Other income, net	86	254	(168)	-66.1%

Loss from continuing operations before income taxes	(3,634)	(2,346)	(1,288)	-54.9%
Income tax benefit	(1,416)	(960)	(456)	-47.5%

Net loss from continuing operations	(2,218)	(1,386)	(832)	-60.0%
Discontinued operations:
Income (loss) from operations of discontinued business units, net of income tax expense (benefit) of $456 and ($85)	828	(157)	985	627.4%

Net loss	(1,390)	(1,543)	153	9.9%
Preferred stock dividend	—	(377)	377	100.0%

Loss applicable to common shareholders	$(1,390)	$(1,920)	$530	27.6%

EBITDA (1)	$11,391	$11,073	$318	2.9%
EBITDA as a percentage of revenues (2)	12.3%	12.2%

EBITDA from continuing operations (1)	$9,285	$9,233	$52	0.6%
EBITDA from continuing operations (2) as a percentage of revenues	11.7%	11.9%

(1)	The definition of “EBITDA” and how that measure relates to net income is discussed further in this release under Non-GAAP Financial Measures. EBITDA represents net income (or loss) before interest expense, income tax benefit or expense, depreciation, and amortization. EBITDA is not intended to represent net income as defined by generally accepted accounting principles in the United States and such information should not be considered as an alternative to net income, cash flows from operations or any other measure of performance prescribed by generally accepted accounting principles in the United States. We utilize EBITDA because management believes that investors find it to be a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. EBITDA from continuing operations is calculated in the same manner, but excludes the operating activities of business units identified as discontinued.

(2)	The calculation of EBITDA as a percentage of revenues is based upon total operating revenues, from both continuing and discontinued operations, of $92,238,000 and $90,566,000 for the six months ended June 30, 2005 and 2004, respectively. EBITDA from continuing operations as a percentage of revenues is based upon the operating results of continuing business units as presented in the statements.

WestCoast Hospitality Corporation
Earnings Per Share and Hotel Statistics
(unaudited)
(shares in thousands)

	Six months ended June 30,
	2005	2004

Earnings per common share:
Basic
Loss applicable to common shareholders before discontinued operations (1)	$(0.17)	$(0.14)
Income (loss) on discontinued operations	0.06	(0.01)

Loss applicable to common shareholders	$(0.11)	$(0.15)

Diluted
Loss applicable to common shareholders before discontinued operations (1)	$(0.17)	$(0.14)
Income (loss) on discontinued operations	0.06	(0.01)

Loss applicable to common shareholders	$(0.11)	$(0.15)

Weighted average shares — basic	13,085	13,035
Weighted average shares — diluted (2)	13,085	13,035

Key Comparable Hotel Statistics:	Six months ended June 30,
	2005	2004	$ Change	% Change

Combined (owned, leased, managed and franchised)(3)

Average occupancy(4)	58.4%	56.2%
ADR(5)	$71.37	$70.00	$1.37	2.0%
RevPAR(6)	$41.70	$39.36	$2.34	5.9%

(1)	The net income or loss used to calculate the net earnings or loss per share applicable to common shareholders before discontinued operations includes all dividends on the retired cumulative preferred shares if applicable for the period presented.

(2)	For the six months ended June 30, 2005 and 2004, all 1,024,019 and 675,455 options outstanding to purchase common stock were anti-dilutive and are therefore not included in the calculation of earnings per common share. In addition, the 286,161 convertible operating partnership (“OP”) units were anti-dilutive and are therefore not included in the calculation of diluted weighted average shares for those same periods.

(3)	Includes all hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation. No adjustment has been made for hotels classified as discontinued operations.

(4)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(5)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(6)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

WestCoast Hospitality Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except share data)

	June 30,	December 31,
	2005	2004

Assets:
Current assets:
Cash and cash equivalents	$7,756	$9,577
Restricted cash	3,468	4,092
Accounts receivable, net	9,093	8,464
Inventories	1,779	1,831
Prepaid expenses and other	5,806	3,286
Assets held for sale:
Assets of discontinued operations	62,452	61,757
Other assets held for sale	1,599	1,599

Total current assets	91,953	90,606

Property and equipment, net	226,048	223,132
Goodwill	28,042	28,042
Intangible assets, net	13,248	13,641
Other assets, net	8,507	9,191

Total assets	$367,798	$364,612

Liabilities:
Current liabilities:
Accounts payable	$6,031	$4,841
Accrued payroll and related benefits	5,154	4,597
Accrued interest payable	671	700
Advance deposits	546	188
Other accrued expenses	11,499	7,322
Long-term debt, due within one year	7,181	7,455
Liabilities of discontinued operations	22,508	22,879

Total current liabilities	53,590	47,982
Long-term debt, due after one year	124,393	125,756
Deferred income	8,147	8,524
Deferred income taxes	16,592	15,992
Minority interest in partnerships	2,533	2,548
Debentures due WestCoast Hospitality Capital Trust	47,423	47,423

Total liabilities	252,678	248,225

Stockholders’ equity:
Preferred stock - 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 13,106,670 and 13,064,626 shares issued and outstanding	131	131
Additional paid-in capital, common stock	84,590	84,467
Retained earnings	30,399	31,789

Total stockholders’ equity	115,120	116,387

Total liabilities and stockholders’ equity	$367,798	$364,612

WestCoast Hospitality Corporation
Consolidated Statement of Cash Flows
(unaudited)
($ in thousands)

	Six months ended June 30,
	2005	2004
Operating activities:
Net loss	$(1,390)	$(1,543)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,788	6,291
(Gain) on disposition of property, equipment and other assets	(214)	(396)
Write-off of deferred loan fees	5	—
Deferred income tax provision	600	500
Minority interest in partnerships	(15)	(120)
Equity in investments	30	(8)
Compensation expense related to stock issuance	9	—
Provision for (recovery of) doubtful accounts	73	(2)
Change in current assets and liabilities:
Restricted cash	612	432
Accounts receivable	(1,084)	(1,423)
Inventories	83	105
Prepaid expenses and other	(2,788)	(3,736)
Accounts payable	1,134	(824)
Accrued payroll and related benefits	559	664
Accrued interest payable	(33)	19
Other accrued expenses and advance deposits	4,778	3,908

Net cash provided by operating activities	8,147	3,867

Investing activities:
Purchases of property and equipment	(8,276)	(15,094)
Proceeds from disposition of property and equipment	30	40
Proceeds from disposition of investment	—	94
Investment in WestCoast Hospitality Capital Trust	—	(1,403)
Advances to WestCoast Hospitality Capital Trust	(20)	(2,065)
Distributions from equity investee	117	449
Proceeds from collections under note receivable	480	1,718
Other, net	92	(184)

Net cash used in investing activities	(7,577)	(16,445)

Financing activities:
Proceeds from note payable to bank	50	11,000
Repayment of note payable to bank	(50)	(11,000)
Proceeds from debenture issuance	—	47,423
Repurchase and retirement of preferred stock	—	(29,412)
Proceeds from long-term debt	3,835	83
Repayment of long-term debt	(6,027)	(2,189)
Proceeds from issuance of common stock under employee stock purchase plan	67	50
Preferred stock dividend payments	—	(1,011)
Proceeds from option exercises	46	140
Additions to deferred financing costs	(279)	(47)

Net cash provided by (used in) financing activities	(2,358)	15,037

Net cash in discontinued operations	(33)	(231)

Change in cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(1,821)	2,228
Cash and cash equivalents at beginning of period	9,577	7,884

Cash and cash equivalents at end of period	$7,756	$10,112

WestCoast Hospitality Corporation
Additional Hotel Statistics
(unaudited)
System Hotels as of June 30, 2005

			Meeting Space
	Hotels	Rooms	(sq. ft.)

Owned or Leased Hotels: (1)
Red Lion Hotels	38	6,637	312,528
WestCoast Hotels	3	692	40,500
Other Brands	1	153	3,945

	42	7,482	356,973

Managed Hotels:
Red Lion Hotels	1	150	5,234
WestCoast Hotels	1	72	1,800
Other Brands	1	254	36,000

	3	476	43,034

Franchised Hotels:
Red Lion Hotels	22	3,665	153,101
WestCoast Hotels	1	257	15,000

	23	3,922	168,101

Total	68	11,880	568,108

Comparable Hotel Statistics (2)

	Three months ended June 30, 2005			Three months ended June 30, 2004
	Average			Average
	Occupancy (3)	ADR(4)	RevPAR(5)	Occupancy (3)	ADR(4)	RevPAR(5)

Owned or Leased Hotels:
Continuing Operations	67.1%	$74.32	$49.87	63.7%	$71.37	$45.46
Discontinued Operations	53.9%	61.67	33.23	53.5%	59.61	31.88

	64.1%	71.91	46.10	61.4%	69.05	42.38

Combined System Wide (6)	64.7%	$73.68	$47.64	61.8%	$71.06	$43.90

Red Lion Hotels (Owned, Leased, Managed and Franchised) (7)	65.5%	$72.51	$47.46	62.3%	$69.88	$43.54

	Six months ended June 30, 2005			Six months ended June 30, 2004
	Average			Average
	Occupancy (3)	ADR(4)	RevPAR(5)	Occupancy (3)	ADR(4)	RevPAR(5)

Owned or Leased Hotels:
Continuing Operations	60.6%	$71.22	$43.16	57.5%	$69.81	$40.14
Discontinued Operations	45.7%	59.57	27.23	45.9%	57.19	26.23

	57.2%	69.11	39.55	54.9%	67.42	36.99

Combined System Wide (6)	58.4%	$71.37	$41.70	56.2%	$70.00	$39.36

Red Lion Hotels (Owned, Leased, Managed and Franchised) (7)	59.4%	$70.14	$41.67	57.0%	$69.00	$39.30

(1)	Statistics include 11 hotels previously identified as discontinued business units, aggregating 1,694 rooms and 57,645 square feet of meeting space.

(2)	Includes all hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation.

(3)	Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period.

(4)	Average daily rate (“ADR”) represents total room revenues divided by the total number of paid rooms occupied by hotel guests.

(5)	Revenue per available room (“RevPAR”) represents total room and related revenues divided by total available rooms.

(6)	Includes all hotels owned, leased, managed and franchised for greater than one year by WestCoast Hospitality Corporation. No adjustment has been made for hotels classified as discontinued operations.

(7)	Includes all hotels owned, leased, managed and franchised for greater than one year operated under the Red Lion brand name. No adjustment has been made for hotels classified as discontinued operations.

WestCoast Hospitality Corporation
Reconciliation of EBITDA to Net Income
(unaudited)
($ in thousands)
The following is a reconciliation of EBITDA and EBITDA from continuing operations to net income (loss) for the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
EBITDA from continuing operations	$7,540	$6,806	$9,285	$9,233
Income tax (expense) benefit — continuing operations	(279)	(135)	1,416	960
Interest expense — continuing operations	(3,598)	(3,657)	(7,199)	(6,503)
Depreciation and amortization — continuing operations	(2,881)	(2,600)	(5,720)	(5,076)

Net income (loss) from continuing operations	782	414	(2,218)	(1,386)
Income (loss) on discontinued operations	951	391	828	(157)

Net income (loss)	$1,733	$805	$(1,390)	$(1,543)

EBITDA	$9,479	$8,449	$11,391	$11,073
Income tax (expense) benefit	(856)	(346)	960	1,045
Interest expense	(3,975)	(4,083)	(7,953)	(7,370)
Depreciation and amortization	(2,915)	(3,215)	(5,788)	(6,291)

Net income (loss)	$1,733	$805	$(1,390)	$(1,543)

NON-GAAP FINANCIAL MEASURES
EBITDA is defined as net income (or loss), before interest, taxes, depreciation and amortization. EBITDA is considered a non-GAAP financial measurement. We believe it is a useful financial performance measure for us and for our shareholders and is a complement to net income and other financial performance measures provided in accordance with generally accepted accounting principles in the United States (“GAAP”). EBITDA from continuing operations is calculated in the same manner, but excludes the operating results of business units identified as discontinued under GAAP.
We use EBITDA to measure the financial performance of our owned and leased hotels because it excludes interest, taxes, depreciation and amortization, which bear little or no relationship to operating performance. By excluding interest expense, EBITDA measures our financial performance irrespective of our capital structure or how we finance our properties and operations. We generally pay federal and state income taxes on a consolidated basis, taking into account how the applicable taxing laws apply to our company in the aggregate. By excluding taxes on income, we believe EBITDA provides a basis for measuring the financial performance of our operations excluding factors that our hotels and other operations cannot control. By excluding depreciation and amortization expense, which can vary from hotel to hotel based on historical cost and other factors unrelated to the hotels’ financial performance, EBITDA measures the financial performance of our hotels without regard to their historical cost. For all of these reasons, we believe that EBITDA provides us and investors with information that is relevant and useful in evaluating our business.
However, because EBITDA excludes depreciation and amortization, it does not measure the capital we require to maintain or preserve our long-lived assets. In addition, because EBITDA does not reflect interest expense, it does not take into account the total amount of interest we pay on outstanding debt nor does it show trends in interest costs due to changes in our borrowings or changes in interest rates. EBITDA, as defined by us, may not be comparable to EBITDA as reported by other companies that do not define EBITDA exactly as we define the term. Because we use EBITDA to evaluate our financial performance, we reconcile all EBITDA measures to net income, which is the most comparable financial measure calculated and presented in accordance with GAAP. EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.